UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 302, Naples FL 34108

(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 13, 2023, the Board of Directors (the “Board”) of HealthLynked Corp., a Nevada corporation (the “Company”) accepted independent director Robert Mino’s resignation, effective immediately. Mr. Mino’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial or otherwise).

Appointment of Director

On March 13, 2023, the Board appointed Paul J. Hobaica, M.D. as a director of the Company, effective immediately, to fill the vacancy created by Robert Mino’s resignation, with a term expiring at his resignation, removal by the majority stockholders of the Company, or death.

For his service as a non-employee director, Dr. Hobaica will be compensated pursuant to a director agreement, under which he will receive compensation equal to $15,000 in shares of Company common stock for the period from his appointment through September 30, 2023, with equivalent grants of the Company’s common stock having a value of at least $20,000 effective the fourth Quarter of each subsequent year.

Dr. Hobaica is a highly accomplished board-certified physician with over 25 years of experience in the medical field. He is a graduate of Bridgewater State University with a degree in business administration. A Massachusetts native, Dr. Hobaica served on the staff at the University of Massachusetts Medical Center from 1996 through 1999 before relocating to Florida in 1999. In Florida, Dr. Hobaica initially joined the emergency department at Naples Community Hospital for a year before starting his own community practice. He also worked as a firefighter and emergency medical technician for several years and developed the only healthcare program specific for the needs of the first responders of Collier County, where he still serves as the District Physician for North Collier Fire Rescue and Immokalee Fire Rescue. Dr. Hobaica joined Arthrex, Inc., in the spring of 2011, where is currently the Corporate Medical Director, providing strategic leadership and direction to the company's medical and wellness programs.

There is no arrangement or understanding between Dr. Hobaica and any other person pursuant to which he was selected as a director. Dr. Hobaica does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description of Document
99.1	Press Release dated March 14, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: March 15, 2023	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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